UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Verrica Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VERRICA PHARMACEUTICALS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2025

Dear Stockholder:

The Annual Meeting of Stockholders of Verrica Pharmaceuticals Inc. (the “Company”) will be held at the Company’s headquarters, located at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, on Thursday, June 5, 2025 at 10:00 a.m. local time for the following purposes:

1.	To elect the Board’s nominees, Sean Stalfort, Diem Nguyen and Gavin Corcoran, to the Board of Directors to hold office until the 2028 Annual Meeting of Stockholders.

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice.

3.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

4.

To approve a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from 1-for-10 to 1-for-30, inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors, in its sole discretion, prior to the date of the 2026 Annual Meeting of Stockholders.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the meeting in person. The record date for the Annual Meeting is April 16, 2025. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Christopher G. Hayes
Christopher G. Hayes
Secretary

West Chester, Pennsylvania

April 22, 2025

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 22, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2025 Proxy Statement and 2024 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the internet at www.proxyvote.com, 2) by telephone by calling the toll-free number 1-800-690-6903, or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

VERRICA PHARMACEUTICALS INC.

44 W. Gay St., Suite 400

West Chester, Pennsylvania 19380

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (“Board” or “Board of Directors”) of Verrica Pharmaceuticals Inc. (sometimes referred to as the “Company” or “Verrica”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 22, 2025 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Thursday, June 5, 2025 at 10:00 a.m. local time at the Company’s headquarters, located at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 16, 2025 will be entitled to vote at the annual meeting. On this record date, there were 92,460,624 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 16, 2025 your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC) then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 16, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal No. 1 – Election of three directors;

•	Proposal No. 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice;

•

Proposal No. 3 – Ratification of selection by the Audit Committee of the Board of Directors of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2025; and

•

Proposal No. 4 – Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from 1-for-10 to 1-for-30, inclusive (the “Reverse Stock Split”), with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors, in its sole discretion, prior to the date of the 2026 Annual Meeting of Stockholders.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•

To vote online, go to www.proxyvote.com. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2025 to be counted.

•

To vote over the telephone, dial toll-free 1-800-690-6903. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2025 to be counted.

•

To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by June 4, 2025.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 16, 2025.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposals 1 and 2 are considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposals 3 and 4 are considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 3 and 4.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of all nominees for director;

•	“For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement;

•	“For” the ratification of KPMG LLP as independent auditors for the year ending December 31, 2025; and

•

“For” the approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a Reverse Stock Split at a ratio between 1-for-10 and 1-for-30, inclusive, as determined by the Board of Directors in its sole discretion.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2025 to our Corporate Secretary at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before the 2026 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between February 5, 2026 and March 7, 2026. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.4 to our Registration Statement on Form S-1, filed with the SEC on May 22, 2018.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes. Votes will be counted by the inspection of elections appointed for the Annual Meeting.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes

1.	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect

2.	Non-binding advisory approval of the compensation of our named executive officers(1)	“For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter.	Against	No effect

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024	“For” votes from holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter.	Against	Brokers have discretion to vote(2)

4.	Reverse Stock Split	“For” votes from the holders of a majority of the total votes cast on the proposal.	No effect	Brokers have discretion to vote(2)

(1)

As this is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future named executive officer compensation decisions.

(2)

This proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. We do not expect there to be broker-non votes on this matter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 92,460,624 shares outstanding and entitled to vote. Thus, the holders of 46,230,313 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, the list will be available at our corporate headquarters, 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, for examination by any stockholder of record for a legally valid purpose during regular business hours.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes and currently has seven members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are three directors in the class whose term of office expires in 2025: Sean Stalfort, Diem Nguyen and Gavin Corcoran. Mr. Stalfort and Dr. Nguyen were previously elected by our stockholders. The third director, Dr. Corcoran, was appointed by the Board in March 2025. Dr. Corcoran was recommended to our Nominating and Corporate Governance Committee by Jayson Rieger, our Chief Executive Officer. Our Nominating and Corporate Governance Committee then recommended Dr. Corcoran’s appointment to the Board. If re-elected or elected, as applicable, at the Annual Meeting, each of these nominees will serve until the 2028 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting. Four of the then-serving directors attended the 2024 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience and capability in various areas necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, experience, judgment, commitment, skills, expertise and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Sean Stalfort, age 55

Sean Stalfort has served as a member of our Board of Directors since 2015. Mr. Stalfort is the President of PBM Capital Group, LLC (“PBM Capital Group”), a private equity investment firm in the business of investing in healthcare and life-science related companies, which was founded in 2010. Prior to that, Mr. Stalfort was Executive Vice President at PBM Products, a producer of infant formula and baby food, which was sold to Perrigo Corporation in 2010. Mr. Stalfort has served as a director of Acumen Pharmaceuticals, Inc. since 2018 and Taysha Gene Therapies, Inc. since June 2023. He also serves as a director of various private companies and was previously a director of Dova Pharmaceuticals, Inc. from 2016 to November 2019. Mr. Stalfort received a B.A. in Business Economics and Political Science from Brown University. Our Board of Directors believes that Mr. Stalfort should serve as a director based upon his years of experience as an investor in healthcare related companies.

Diem Nguyen, age 53

Diem Nguyen has served as a member of our Board of Directors since June 2020. Dr. Nguyen has served as the Chief Executive Officer and as a member of the board of directors of SIGA Technologies since January 2024. Prior to SIGA, she previously served as the Chief Executive Officer of Xalud Therapeutics, a private non-viral clinical stage biotechnology company, from October 2020 to January 2024 and as Executive Vice President, Biopharma, at PPD, Inc., a leading global clinical research organization providing integrated drug development, laboratory, and lifecycle management services, from 2018 to April 2020. Prior to joining PPD, she held various commercial leadership and general management roles at Pfizer Inc. from 2009 to 2018. Prior to her work at Pfizer, Dr. Nguyen led corporate development, including all company-wide mergers and acquisitions and investor relations at Serologicals Corporation. Dr. Nguyen has served as a director of Candel Therapeutics, Inc. since July 2021. She received a BA in chemistry and a PhD in Biochemistry and Molecular Genetics from the University of Virginia. She also received her MBA from Virginia’s Darden Graduate School of Business Administration. Dr. Nguyen also currently serves as a trustee at the Children’s Hospital of Philadelphia. Our Board of Directors believes that Dr. Nguyen should serve as a director based upon her years of experience in senior roles in the pharmaceutical industry.

Gavin Corcoran, age 62

Gavin Corcoran has served as a member of our Board of Directors since March 2025. Dr. Corcoran has served as the Chief Development Officer of Formation Bio since November 2021. Dr. Corcoran previously served as the Chief Research and Development Officer of Sio Gene Therapies, Inc. (formerly known as Axovant) from 2018 to November 2021, Chief Medical Officer of Allergan plc from 2015 to 2018, Chief Medical Officer of Actavis plc from 2014 to 2015 and Executive Vice President for Global Medicines Development at Forest Laboratories, Inc. from December 2011 to June 2014, prior to the acquisition of Forest Laboratories, Inc. by Actavis in 2014. He received his M.B. B.Ch. from the University of Witwatersrand in South Africa and completed his clinical training in internal medicine and infectious diseases at the University of Texas Health Science Center at San Antonio. Our Board of Directors believes that Dr. Corcoran should serve as a director based upon his extensive experience in the pharmaceutical industry.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Class II Directors Continuing in Office Until the 2026 Annual Meeting

Paul B. Manning, age 69

Paul B. Manning has served as the chairman of our Board of Directors since 2017 and as a member of our Board of Directors since 2015. Mr. Manning is the Chairman and Chief Executive Officer of PBM Capital, a private equity investment firm in the business of investing in healthcare and life-science related companies, which he founded in 2010. Prior to that, Mr. Manning founded PBM Products in 1997, a producer of infant formula and baby food, which was sold to Perrigo Corporation in 2010. Mr. Manning is a director of Candel Therapeutics, Inc., a biopharmaceutical company, and Liquidia Corporation, a biopharmaceutical company, as well as various private companies. Mr. Manning was previously a director of Perrigo Corporation, Concordia Healthcare Corp., AveXis, Inc., Dova Pharmaceuticals, Inc. and Taysha Gene Therapies, Inc. Mr. Manning received a B.S. in microbiology from the University of Massachusetts. Our Board of Directors believes that Mr. Manning should serve as a director based upon his over 30 years of managerial and operational experience in the healthcare industry and as an investor in healthcare related companies.

Lawrence Eichenfield, age 67

Lawrence Eichenfield has served as a member of our Board of Directors since July 2020. Dr. Eichenfield has been the chief of pediatric and adolescent dermatology at Rady Children’s Hospital-San Diego since 1991, as well as vice chair of the Department of Dermatology and a professor of dermatology and pediatrics at UC San Diego School of Medicine since 2009. He served as President of the Society for Pediatric Dermatology in 2002-3, on the board of the American Academy of Dermatology from 2005 to 2009, and served as chair for the 69th Annual Meeting of the American Academy of Dermatology. He is a co-Founder and former Chair of the Pediatric Dermatology Research Alliance (PeDRA), a collaborative research network, and a founding board member and past-president of the American Acne and Rosacea Society. He served as Editor-in-Chief of Pediatric Dermatology for 12 years and serves on the editorial boards of multiple journals and periodicals. Dr. Eichenfield served on the board of directors of Forte Biosciences, Inc. from June 2020 to September 2024. Dr. Eichenfield earned his medical degree from Mount Sinai School of Medicine in New York, was a pediatric resident and chief resident at Children’s Hospital of Philadelphia, and completed dermatology training at the hospital of the University of Pennsylvania. He is board certified in pediatrics, dermatology and pediatric dermatology. He has been honored as a member of the Alpha Omega Alpha Honor Society during medical school, and as a recipient of multiple clinical excellence and teaching awards from the Children’s Hospital of Philadelphia, UC San Diego Pediatrics, UC San Diego Dermatology and Rady Children’s Hospital-San Diego. Our Board of Directors believes that Dr. Eichenfield should serve as a director based upon his extensive experience in the dermatology industry.

Class III Directors Continuing in Office Until the 2027 Annual Meeting

Mark Prygocki, age 59

Mark Prygocki has served as a member of our Board of Directors since 2018. From 2017 until December 2019, he served as President, Chief Executive Officer and a member of the Board of Directors of Illustris Pharmaceuticals, Inc., a privately held bio-development company. Prior to joining Illustris, Mr. Prygocki worked at Medicis Pharmaceutical Corporation, a biopharmaceutical company, for more than 20 years and served as President from 2010 to 2012. Prior to that, Mr. Prygocki held several senior-level positions at Medicis, including Chief Operating Officer, Executive Vice President, and Chief Financial Officer and Treasurer. Since 2012, Mr. Prygocki has served as a consultant to the pharmaceutical and retail industries through his consulting company. Mr. Prygocki’s previous experience includes work at Citigroup, an investment banking firm, in the regulatory reporting division and several years in the audit department of Ernst & Young, LLP. Mr. Prygocki served on the Board of Directors until October 2022 and held until May 2021 the title of Executive Director of Clarus Therapeutics Holdings, Inc. and was chairman of its audit committee. He is certified by the American Institute of Certified Public Accountants. Mr. Prygocki serves on the board of Whispering Hope Ranch Foundation, a non-profit organization that assists children with special needs. Mr. Prygocki holds a B.S. in accounting from Pace University. Our Board of Directors believes that Mr. Prygocki should serve as a director based upon his operating experience and financial expertise in the biopharmaceutical industry, combined with his prior financial and board positions.

Jayson Rieger, age 49

Jayson Rieger has served as our President and Chief Executive Officer and as a member of our Board of Directors since 2024, and also served as a member of our Board from 2015 to 2018. Dr. Rieger has served as a consultant to PBM Capital since November 2024, helping to operate a number of PBM Capital’s private portfolio companies. He served as an Executive Vice President of PBM Capital from March 2014 to November 2024. Prior to joining PBM Capital, Dr. Rieger served as Corporate Senior Vice President and President of the Human Therapeutics Division at Intrexon Corporation from 2012 to 2013, Vice President of Research and Virginia Operations for Clinical Data, Inc. from 2008 to 2011 and Vice President of Lead Development at Adenosine Therapeutics, LLC from 2002 to 2008. Dr. Rieger has also served as a director of Lytix Biopharma since May 2021. Dr. Rieger earned a B.A. in Chemistry from Rollins College, a Ph.D. in Medicinal Chemistry from the University of Virginia and an M.B.A. from the University of Virginia Darden School of Business. Our Board of Directors believes that Dr. Rieger should serve as a director based upon his years of experience in senior roles in the pharmaceutical industry.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Prygocki, Dr. Nguyen, Dr. Eichenfield and Dr. Corcoran, representing four of our seven directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

The Board of Directors of the Company has a Chairman, Mr. Manning, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having a Board Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board Chairman coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board of Directors met nine times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, during the last fiscal year, the Company’s independent directors met five times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the current membership for each of the Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Diem Nguyen	X	X*
Lawrence Eichenfield	X	X	X*
Mark Prygocki	X*	X	X

*	Committee chair.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each current member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting, disclosure controls and procedures and financial reporting processes and audits of its financial statements. The Audit Committee is currently composed of three directors: Mr. Prygocki, Dr. Nguyen and Dr. Eichenfield. Mr. Prygocki serves as the Chair of the Audit Committee. The Audit Committee met five times during 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.verrica.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Prygocki qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Prygocki’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

The principal duties and responsibilities of our Audit Committee include:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing related party transactions;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matter;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter; and

•	overseeing our cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Mark Prygocki, Chair

Lawrence Eichenfield

Diem Nguyen

* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Dr. Nguyen, Mr. Prygocki and Dr. Eichenfield. Dr. Nguyen serves as the Chair of the Compensation Committee. Each of the members of the Compensation Committee are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors has determined that Dr. Nguyen, Mr. Prygocki and Dr. Eichenfield are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee. The Compensation Committee met one time during 2024. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.verrica.com.

The principal duties and responsibilities of our Compensation Committee include:

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•	setting the compensation and other terms of employment of our Chief Executive Officer and our other executive officers;

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	establishing, approving, modifying and overseeing our compensation clawback or similar policies and any required recoupment and disclosure; and

•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice every year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, independent legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence. The Compensation Committee has engaged Alpine Rewards LLC (“Alpine”) as its compensation consultant since 2023. Our Compensation Committee identified Alpine based on Alpine’s general reputation in the industry. During 2024, the Compensation Committee requested that Alpine:

•	assist in providing competitive compensation data for all of the Company’s executive positions and its Board of Directors;

•	propose go-forward changes relating to executive cash and equity compensation; and

•	review our non-employee director compensation policy and recommend changes as deemed appropriate to maintain or improve competitiveness.

The Compensation Committee has analyzed whether the work of Alpine as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and Nasdaq listing standards. Based on its analysis, our Compensation Committee determined that the work of Alpine and the individual compensation advisors employed by Alpine does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of two directors: Mr. Prygocki and Dr. Eichenfield. Dr. Eichenfield serves as the Chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during 2024. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.verrica.com.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying, reviewing, evaluating and recommending candidates to serve on our Board of Directors;

•	determining the minimum qualifications for service on our board of director;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	evaluating our set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Secretary, Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, at least 90 days, but not more than 120 days, prior to the anniversary of the preceding year’s annual meeting of stockholders. Submissions must include: (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) a description of the proposed candidate’s principal occupation or employment; (5) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such proposed candidate; and (6) such additional information as is required by our bylaws. Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the audit committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.verrica.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

In connection with our initial public offering, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors, and considers corporate governance trends and best practices in our industry.

Insider Trading Policy and Hedging and Pledging Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing
purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on
Form 10-K
for our fiscal year ended December 31, 2024.
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan without prior approval from our Board and pre-clearance
from the Clearing Officer. Pursuant to the Insider Trading Policy, our company must also comply with applicable laws and regulations relating to insider trading when engaging in transactions in our securities.
Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank
Act-compliant
clawback policy, as required by SEC rules.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement. As described in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any related narrative disclosures that accompany the compensation tables in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited the Company’s financial statements since 2017. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of KPMG LLP.

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table represents aggregate fees for professional services rendered to the Company for the years ended December 31, 2024 and 2023 by KPMG LLP, the Company’s independent registered public accounting firm.

	Years Ended December 31,
	2024	2023
Audit Fees(1)	$684,000	$475,019
Tax Fees(2)	89,861	126,151

Total Fees	$773,861	$601,170

(1)

Audit fees for the fiscal years ended December 31, 2024 and 2023 include fees in connection with services rendered for the audit and quarterly review of our financial statements filed with the SEC on Form 10-K and 10-Q in addition to professional services related to financial procedures performed in connection with securities offerings.

(2)	Tax fees for the fiscal years ended December 31, 2024 and 2023 include fees in connection with federal and state tax compliance, analysis of R&D tax credits and sales tax compliance.

There were no audit-related, tax or other fees for the years ended December 31, 2024 and 2023.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors, KPMG LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

All of the services of KPMG LLP for the years ended December 31, 2024 and 2023 described above were pre-approved in accordance with the Audit Committee Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4 – APPROVAL OF A SERIES OF ALTERNATE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK IN THE RANGE OF 1-FOR-10 TO 1-FOR-30, INCLUSIVE

Background

The Board has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation that would effect a Reverse Stock Split of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-10 to 1-for-30, inclusive. The text of the proposed form of amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board following the Annual Meeting and prior to the one-year anniversary of the Annual Meeting, or June 5, 2026. Our Board has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposal 4, and to grant authorization to our Board to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio.

Should we receive the required stockholder approval for Proposal 4, our Board will have the sole authority to elect, at any time on or prior to the one-year anniversary of the Annual Meeting and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our common stock, between and including ten (10) and thirty (30), that will be combined into one share of our common stock.

Notwithstanding approval of Proposal 4 by our stockholders, our Board may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board does not implement a Reverse Stock Split on or prior to the one-year anniversary of the Annual Meeting, stockholder approval would again be required prior to implementing any Reverse Stock Split.

By approving Proposal 4, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including ten (10) and thirty (30) could be combined into one share of common stock; and (b) authorize our Board to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

Board Discretion to Implement the Reverse Stock Split

We are proposing that our Board have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-10 and 1-for-30, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective at the time set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To maintain our listing on The Nasdaq Global Market.

On January 24, 2025, we were notified by Nasdaq that the bid price for our common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, we no longer satisfied the minimum bid price requirement applicable to Nasdaq Stock Market issuers (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq rules, we were automatically afforded an initial 180-calendar day grace period, through July 23, 2025 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. We may be eligible for additional time to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii) by transferring to the Nasdaq Capital Market. To qualify, we would need to submit a Transfer Application and a $5,000 application fee. In addition, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except the minimum bid price requirement. Our failure to regain compliance prior to the Compliance Date could result in delisting. To regain compliance with the Minimum Bid Price Requirement, we must evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days.

By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Stock Market. To maintain our listing on Nasdaq, we must comply with Nasdaq Marketplace Rules, which requirements the Minimum Bid Price Requirement.

The Board has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

The Board believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the Minimum Bid Price Requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Stock Market by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the marketability and liquidity of our common stock.

Our Board believes that the increased market price per share of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•

Investor Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•

Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•

Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To increase the number of shares of common stock available to provide flexibility for business and/or financial purposes.

The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding. The Board believes that the availability of additional shares of common stock would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings and other issuances, mergers, business combinations or other strategic transactions, asset acquisitions, stock dividends, other stock splits and other corporate purposes, although we have no current plans to issue additional securities. The effective increase in the authorized shares of common stock would also accommodate increases to the number of shares of our common stock to be authorized and reserved for future equity awards. The Board believes that having such additional authorized shares of common stock available for issuance under the certificate of incorporation will give us increased flexibility and would allow such shares to be issued without the expense and delay of a special stockholders’ meeting unless such approval is expressly required by applicable law.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 4, our Board may consider, among other things, various factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

•	our ability to maintain our listing on The Nasdaq Stock Market;

•	which Reverse Stock Split ratio would result in the least administrative cost to us;

•	prevailing general market and economic conditions; and

•	whether and when our Board desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split available for issuance.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price for a sustained period or have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.

The Board expects that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Minimum Bid Requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We cannot assure you that our common stock will regain compliance with the Minimum Bid Price Requirement by the Compliance Date. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders. If we are unable to satisfy the Nasdaq criteria for continued listing, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) decreasing the amount of news and analyst coverage of us; (iv) limiting our ability to issue additional securities or obtain additional financing in the future; (v) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees. In addition, delisting from Nasdaq may negatively impact our reputation and, consequently, our business.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications.

The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 4 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. While the Board has not adopted a stockholder rights plan which, under certain circumstances related to an acquisition of our securities that is not approved by the Board, would give certain holders the right to acquire additional shares of our common stock at a low price, the Board may elect to adopt a rights plan in the future. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 4 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 4 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Principal Effects of Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

•

depending on the Reverse Stock Split ratio selected by the Board, each ten (10) to thirty (30) shares of our common stock owned by a stockholder will be combined into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•

the total number of authorized shares of our common stock will not be reduced proportionally to the Reverse Stock Split and, therefore, the Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding;

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units (if any) and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table illustrates the effects of a 1-for-10, 1-for-20 and 1-for-30 Reverse Stock Split on our outstanding common stock as of April 1, 2025, without giving effect to any adjustments for fractional shares:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved

Pre-Reverse Stock Split	200,000,000	91,789,993	74,112,314	34,097,693

Post-Reverse Stock Split 1:10	200,000,000	9,178,999	7,411,231	183,409,769

Post-Reverse Stock Split 1:20	200,000,000	4,589,500	3,705,616	191,704,885

Post-Reverse Stock Split 1:30	200,000,000	3,059,666	2,470,410	194,469,923

After the effective date of any Reverse Stock Split that our Board elects to implement, our common stock would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on the Nasdaq Global Market under the symbol “VRCA” immediately following the Reverse Stock Split, although Nasdaq will likely add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that a reverse stock split has occurred.

Effective Time

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date or other time as is chosen by the Board and set forth in the Certificate of Amendment, which date and time we refer to in this Proposal 4 as the “Effective Time.” Except as explained below with respect to fractional shares, effective as of the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a fewer number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 4.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on the Nasdaq Global Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Time (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of April 1, 2025, there were 15 stockholders of record of our common stock. Upon stockholder approval of this Proposal 4, if our Board elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-10, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 4 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 4 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from us or our exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Effective Time, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss and net book value per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retrospectively in our financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split, and we will not independently provide the stockholders with any such right if any Reverse Stock Split is implemented.

Material U.S. Federal Income Tax Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of a Reverse Stock Split that are generally expected to be applicable to U.S. Holders (as defined below) who hold their common stock as capital assets within the meaning of Section 1221 of Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based on provisions of the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Stock Split.

This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This discussion does not address the tax consequences which may apply to stockholders subject to special rules, such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, real estate investment trusts, regulated investment companies, stockholders who hold their pre-reverse split shares through individual retirement or other tax-deferred accounts, stockholders who are not U.S. Holders, stockholders who have a functional currency other than the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of Section 1244 of the Code, stockholders who acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, or stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation.

In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the alternative minimum tax, the Medicare contribution tax on net investment income, or special tax accounting rules under Section 451(b) of the Code, or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•	an individual who is a citizen or resident of the United States or treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. In general, the federal income tax consequences of a Reverse Stock Split will vary depending upon whether U.S. Holders receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. A U.S. Holder who receives solely a reduced number of shares of common stock should generally not recognize gain or loss in the Reverse Stock Split. Such U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its old shares of common stock and such U.S. Holder’s holding period in the reduced number of shares of common stock will include the holding period in its old shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

A U.S. Holder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally recognize gain or loss equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s basis in the common stock surrendered that is allocated to the fractional share. Such gain or loss will be a capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares was more than one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code. Such U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged.

Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

EXECUTIVE OFFICERS

The following table sets forth information concerning our current executive officers:

Name	Position
Jayson Rieger	President and Chief Executive Officer
Christopher G. Hayes	Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
John J. Kirby	Interim Chief Financial Officer
Noah Rosenberg	Chief Medical Officer
David Zawitz	Chief Operating Officer

Executive Officers Who Are Not Directors

The following sets forth certain information with respect to our executive officers who are not directors:

Christopher G. Hayes, age 61

Christopher G. Hayes has served as our General Counsel since September 2018 and as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since February 2020. Prior to joining our company, Mr. Hayes was a practicing attorney and was the owner of the Law Office of Christopher G. Hayes from 2001 to 2018. Mr. Hayes received a B.A. in economics from Villanova University and a J.D. from The Catholic University of America, Columbus School of Law.

John J. Kirby, age 53

John J. Kirby has served as our Interim Chief Financial Officer since November 2024. Mr. Kirby served as an independent consulting Chief Financial Officer to publicly traded, development stage life science companies from May 2023 to November 2024. Previously, Mr. Kirby served as the Chief Financial Officer of Aceragen, Inc. (formerly known as Idera Pharmaceuticals, Inc. (“Idera”)) from September 2022 to April 2023 after serving as Idera’s Chief Financial Officer from July 2019 to September 2022, Vice President of Finance from 2018 to 2019 and Vice President of Corporate Accounting from 2015 to 2018. Prior to joining Idera, Mr. Kirby served as Assistant Controller at Endo Pharmaceuticals, Inc. from 2014 to 2015 and Vice President, Chief Accounting Officer and Corporate Controller at ViroPharma Incorporated from 2012 to 2014. Mr. Kirby began his career at KPMG, LLP in its Healthcare and Life Science Practice and served as a Regional Audit Director at AstraZeneca Pharmaceuticals L.P. prior to joining ViroPharma Incorporated. Mr. Kirby earned his B.S. in Accountancy from Villanova University and is a licensed certified public accountant in the Commonwealth of Pennsylvania.

Noah Rosenberg, age 58

Noah Rosenberg has served as our Chief Medical Officer since March 2025. Dr. Rosenberg previously served as Principal of BH Clinical Consulting LLC from January 2022 to March 2025, Chief Medical Officer of Travere Therapeutics, Inc. from 2018 to January 2022, Chief Medical Officer of Medimetriks Pharmaceuticals, Inc. from 2014 to 2018, Chief Medical Officer of Esperion Therapeutics, Inc. from 2012 to 2014, and in roles of increasing responsibility, most recently Executive Medical Director, Head of CV/Metabolism, Clinical Development at Forest Laboratories, Inc. from 2009 to 2012. Dr. Rosenberg earned his B.A. in a natural sciences area major from The Johns Hopkins University, earned his M.D. from the Drexel University College of Medicine and completed a residency in internal medicine at Mount Sinai School of Medicine of New York University.

David Zawitz, age 44

David Zawitz has served as our Chief Operating Officer since December 2024. He has also served as a consultant to PBM Capital since December 2024, after serving as Executive Vice President and Secretary of PBM Capital from March 2021 to December 2024 and following roles of increasing responsibility within PBM Capital’s legal department beginning in 2018. Prior to joining PBM Capital, Mr. Zawitz served in roles of increasing responsibility with CarMax, Inc. from 2012 to 2018, including most recently as Assistant General Counsel and Assistant Secretary, and was an attorney in private practice with Bingham McCutchen LLP from 2010 to 2012 and McKee Nelson LLP from 2007 to 2009. Mr. Zawitz earned a B.S.C. in Commerce with concentrations in Finance and Information Technology from the University of Virginia and a J.D. from the University of Virginia School of Law. He is also a CFA® charterholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 1, 2025 for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table below is based upon 91,789,993 shares of common stock outstanding as of April 1, 2025.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units (“RSUs”) and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 1, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D and Schedule 13G and Section 16 filings, if any, with the SEC. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater stockholders:
Entities affiliated with Paul B. Manning(1)	53,707,727	49.99%
Armistice Capital, LLC.(2)	9,173,705	9.99
Caligan Partners LP(3)	9,362,954	9.99
Perceptive Life Sciences Master Fund, Ltd.(4)	4,731,150	5.1
Named executive officers and directors:
Paul B. Manning(1)	53,707,727	49.99
Sean Stalfort(5)	2,997,394	3.2
Jayson Rieger(6)	1,438,279	1.6
Mark Prygocki(7)	76,380	*
Christopher G. Hayes(8)	542,196	*
Diem Nguyen(9)	64,812	*
Lawrence Eichenfield(7)	66,712	*
Gavin Corcoran(10)	20	*
Gary Goldenberg(11)	522,181	*
Ted White(10)	178,467	*
Joe Bonaccorso(10)	95,614	*
All current executive officers and directors as a group (11 persons)(12)	59,550,707	54.0%

*	Represents beneficial ownership of less than 1%

(1)

This information has been obtained, in part, from a Schedule 13D/A filed on November 26, 2024 by Paul B. Manning. Consists of (a) 25,828,094 shares of common stock held by Paul and Diane Manning, JTWROS, (b) 2,675,611 shares of common stock held by the PBM 2022 Grantor Retained Annuity Trust, (c) 256,634 shares of common stock held by PBM Capital Investments, LLC (“PBMCI”), (d) 5,976,101 shares of common stock held by BKB Growth Investments, LLC (“BKB”), (e) 3,324,339 shares of common stock held by the Paul B. Manning Revocable Trust dated May 10, 2000 and (f) 15,646,948 shares of common stock issuable upon exercise of warrants within 60 days of April 1, 2025 held by Paul and Diane Manning, JTWROS and BKB (the “Manning Warrants”), which due to the Manning Beneficial Ownership Limitation (as defined below) is the maximum number of shares that could be issued upon exercise of the Manning Warrants within 60 days of April 1, 2025. Pursuant to the terms of the Manning Warrants, the holder of such Manning Warrants does not have the right to exercise any portion of the Manning Warrants, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of common stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act and the applicable regulations of SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of common stock in excess of the Manning Beneficial Ownership Limitation. As of April 1, 2025, the “Manning Beneficial Ownership Limitation” is 49.99% of the shares of common stock then issued and outstanding. Mr. Manning is a co-manager of BKB and has shared voting and investment power with respect to the shares held by BKB. Mr. Manning is President and CEO of PBMCI and has sole voting and investment power with respect to the shares held by PBMCI. The business address for BKB, PBMCI and Mr. Manning is 200 Garrett Street, Suite S, Charlottesville, VA 22902.

(2)

This information has been obtained, in part, from a Schedule 13G filed on February 14, 2025 by entities and individuals associated with Armistice Capital. LLC (“Armistice”). Consists of (a) 9,134,817 shares of common stock and (b) a total of 38,888 shares of common stock issuable upon exercise of warrants (the “Armistice Warrants”) held by Armistice, which due to the Armistice Beneficial Ownership Limitation (as defined below) is the maximum number of shares that can be issued upon the exercise of the Armistice Warrants within 60 days of April 1, 2025. Pursuant to the terms of the Armistice Warrants, the holder of such Armistice Warrants does not have the right to exercise any portion of the Armistice Warrants, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of common stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act and the applicable regulations of SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of common stock in excess of the Armistice Beneficial Ownership Limitation. As of April 1, 2025, the “Armistice Beneficial Ownership Limitation” is 9.99% of the shares of common stock then issued and outstanding. Armistice is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares, and pursuant to an Investment Management Agreement, Armistice exercises voting and investment power over the securities held by the Master Fund and thus may be deemed to beneficially own the securities held by the Master Fund. Steven Boyd, as the managing member of Armistice, may be deemed to beneficially own the securities held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice. The address of Armistice is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)

This information has been obtained from a Schedule 13G filed on February 12, 2025 by entities and individuals associated with Caligan Partners LP (“Caligan”). Consists of (a) 7,429,687 shares of common stock and (b) 1,933,267 shares of common stock issuable upon exercise of warrants (the “Caligan Warrants”) held by Caligan Partners Master Fund LP (the “Caligan Master Fund”), which due to the Caligan Beneficial Ownership Limitation (as defined below) is the maximum number of shares that could be issued upon exercise of the Caligan Warrants within 60 days of April 1, 2025. Pursuant to the terms of the Caligan Warrants, the holder of such Caligan Warrants does not have the right to exercise any portion of the Caligan Warrants, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of common stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act and the applicable regulations of SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of common stock in excess of the Caligan Beneficial Ownership Limitation. As of April 1, 2025, the “Caligan Beneficial Ownership Limitation” is 9.99% of the shares of common stock then issued and outstanding. Caligan is the investment manager of the Caligan Master Fund and may be deemed to beneficially own the securities directly held by the Caligan Master Fund. David Johnson is the managing member of Caligan and may be deemed to beneficially own the securities directly held by the Caligan Master Fund. The address of Caligan is 780 Third Avenue, 30th Floor, New York, NY 10017.

(4)

This information has been obtained from a Schedule 13G/A filed on February 14, 2025 by entities and individuals associated with Perceptive Advisors LLC (“Perceptive Advisors”). Consists of (a) 3,249,669 shares of common stock and (b) 1,481,481 shares of common stock issuable upon exercise of warrants within 60 days of April 1, 2025 held by Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive Master Fund”). Perceptive Advisors serves as the investment manager to the Perceptive Master Fund and may be deemed to beneficially own the securities directly held by the Perceptive Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Perceptive Master Fund. The address of Perceptive Advisors is 51 Astor Place, 10th Floor, New York, NY 10016.

(5)	Consists of (a) 1,873,800 shares of common stock and (b) 1,123,594 shares of common stock issuable upon the exercise of warrants within 60 days of April 1, 2025.
(6)

Consists of (a) 889,881 shares of common stock, (b) 267,500 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2025 and (c) 280,898 shares of common stock issuable upon the exercise of warrants within 60 days of April 1, 2025.

(7)	Consists solely of common stock underlying options that are exercisable within 60 days of April 1, 2025.
(8)	Consists of (a) 146,458 shares of common stock and (b) 395,738 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2025.
(9)	Consists of (a) 100 shares of common stock and (b) 64,712 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2025.
(10)	Consists of shares of common stock.
(11)	Consists of (a) 79,261 shares of common stock and (b) 442,920 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2025.
(12)

Consists of (a) 41,135,305 shares of common stock, (b) 1,313,962 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2025 and (c) 17,101,440 issuable upon the exercise of warrants within 60 days of April 1, 2025.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2024 and 2023 by our named executive officers for such years.

Name and Principal Position	Year		Salary ($)	Stock Awards ($)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Jayson Rieger(4) President and Chief Executive Officer	2024		47,727	—		1,187,744	—	754		1,236,225
Christopher G. Hayes Chief Legal Officer	2024		466,000	192,000	(1)	354,719	—	15,343	(5)	1,028,062
	2023		424,000	1,137,000		817,925	169,600	13,779		2,561,674
Gary Goldenberg(6) Former Chief Medical Officer	2024		462,800	192,000	(1)	304,326	—	14,191	(7)	973,317
Ted White Former President and Chief Executive Officer	2024	(8)	527,618	540,000	(1)	855,918	—	670,846	(9)	2,594,832
	2023		600,600	1,137,000		1,452,968	300,300	13,779		3,504,647
Joe Bonaccorso Former Chief Commercial Officer	2024	(10)	307,840	192,000	(1)	304,326	—	474,872	(11)	1,279,038
	2023		444,000	947,500		514,593	177,600	13,779		2,097,472

(1)

In accordance with SEC rules, these amounts reflect the grant date fair values of the RSUs granted in 2024, calculated in accordance with ASC Topic 718 for stock-based compensation transactions. The assumptions we used in valuing RSUs are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)

The amounts reflect the full grant date fair value for option awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation-Stock Compensation. Consistent with the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)

The amounts reflect the portion of each named executive officer’s target bonus earned based on the achievement of our corporate goals, which are discussed further below under “—Narrative to Summary Compensation Table—Annual Bonus.”

(4)

Dr. Rieger’s employment as our President and Chief Executive Officer began on November 6, 2024. Accordingly, Dr. Rieger was not a named executive officer for 2023 and, as a result, his compensation for that year has been omitted pursuant to applicable SEC rules and regulations.

(5)	Amount includes (a) 401(k) matching contributions of $13,800, (b) allowance for mobile phones of $600 and (c) life insurance premiums of $943.
(6)

Dr. Goldenberg was not a named executive officer for 2023 and, as a result, his compensation for that year has been omitted pursuant to applicable SEC rules and regulations. Dr. Goldenberg’s employment with us terminated in March 2025.

(7)	Amount includes (a) 401(k) matching contributions of $11,748, (b) allowance for mobile phones and internet of $1,500 and (c) life insurance premiums of $943.
(8)	Mr. White’s employment with us terminated in November 2024.

(9)

Amount includes (a) salary continuation payments of $624,624, (b) 401(k) matching contributions of $13,800, (c) reimbursement for continued health insurance premiums of $30,979, (d) allowance for mobile phones of $500 and (d) life insurance premiums of $943.

(10)	Mr. Bonaccorso’s employment with us terminated in August 2024.
(11)	Amount includes (a) salary continuation payments of $461,760, (b) 401(k) matching contributions of $12,083, (c) allowance for mobile phones of $400 and (d) life insurance premiums of $629.

Outstanding Equity Awards as of December 31, 2024

The following table sets forth certain information about equity awards granted to our named executive officers that remain outstanding as of December 31, 2024:

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Jayson Rieger	—	2,000,000	(3)	0.7463	11/05/2034	—		—
Christopher G. Hayes	— —	50,000 80,000	(4) (5)	1.28 4.80	10/08/2034 3/14/2034
	59,062 53,125	75,938 21,875	(6) (7)	7.58 8.00	2/28/2033 2/23/2032
	60,937 55,000	4,063	(8)	14.32 11.81	2/28/2031 2/26/2030
	35,000 58,343	— —		11.32 16.32	2/27/2029 9/20/2028
						40,000	(9)	28,000
Gary Goldenberg	— 37,187	80,000 47,813	(5) (6)	4.80 7.58	3/14/2034 2/28/2033
	53,125 60,937	21,875 4,063	(7) (8)	8.00 14.32	2/23/2032 2/28/2031
	250,000 5,834	— —		6.56 11.38	7/31/2030 6/10/2030
	5,834 17,502	— —		8.93 15.00	6/11/2019 6/13/2028
						40,000	(9)	28,000
Ted White	100,000 133,333	— —		7.58 8.00	2/28/2033 2/23/2032
	146,666 125,000 100,000	— — —		14.32 11.81 11.32	2/28/2031 2/26/2030 2/27/2029
Joe Bonaccorso	33,645 48,437	— —		7.58 8.00	2/28/2033 2/23/2032
	58,229 55,000 61,260	— — —		14.32 11.81 11.32	2/28/2031 2/26/2030 2/27/2029

(1)

All of the option awards granted prior to our initial public offering in June 2018 listed in the table above were granted under our 2013 Equity Incentive Plan (the “2013 Plan”) and all of the option awards granted following the completion of our initial public offering were granted under our 2018 Equity Incentive Plan (the “2018 Plan”) unless otherwise noted.

(2)	The market value amount is calculated based on the closing price of our common stock of $0.70 per share at
December 31, 2024.
(3)

The shares of common stock underlying this option vest and become exercisable over a four-year period as to 1/8th of the common stock underlying the option on April 5, 2025 and as to 1/48th of the shares of common stock underlying the option in monthly installments thereafter, subject to the recipient’s continued service through each vesting date. This option was granted under our 2024 Inducement Plan (the “2024 Inducement Plan”).

(4)

50% of the shares of common stock underlying this option vest and become exercisable on April 9, 2025 and the remaining 50% of the shares of common stock underlying this option vest and become exercisable on October 9, 2025, subject to the recipient’s continued service through each vesting date.

(5)

The shares of common stock underlying this option vest and become exercisable over a four-year period as to 25% of the common stock underlying the option on March 15, 2025 and as to 75% of the shares of common stock underlying the option in 36 equal monthly installments thereafter, subject to the recipient’s continued service through each vesting date.

(6)

The remaining unvested shares of common stock underlying this option vest and become exercisable in 27 equal monthly installments until March 1, 2027, subject to the recipient’s continued service through each vesting date.

(7)

The remaining unvested shares of common stock underlying this option vest and become exercisable in 14 equal monthly installments until February 24, 2026, subject to the recipient’s continued service through each vesting date.

(8)

The remaining unvested shares of common stock underlying this option vest and become exercisable in 3 equal monthly installments until March 1, 2025, subject to the recipient’s continued service through each vesting date.

(9)

These shares represent RSUs granted in March 2024. The RSU will vest in 4 equal annual installments on March 15, 2025, March 15, 2026, March 15, 2027 and March 15, 2028, subject to the holders’ continuous service through each applicable date.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

The Compensation Committee of our Board of Directors has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to us. The following table presents the annual base salaries for each of our named executive officers for the years indicated.

Name	2025 Base Salary ($)	2024 Base Salary ($)
Jayson Rieger(1)	300,000	300,000
Christopher G. Hayes	466,000	466,000
Gary Goldenberg(2)	—	462,800
Ted White(3)	—	624,624
Joe Bonaccorso(4)	—	461,760

(1)

Dr. Rieger’s employment as our President and Chief Executive Officer began on November 6, 2024, and the salary amount reported in the Summary Compensation Table above reflects the prorated portion of his 2024 annual base salary.

(2)	Dr. Goldenberg’s employment with us terminated in March 2025.
(3)	Mr. White’s employment with us terminated in November 2024.
(4)	Mr. Bonaccorso’s employment with us terminated in August 2024.

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual salary, as set forth below:

Name	2025 Target Bonus as a Percentage of Base Salary	2024 Target Bonus as a Percentage of Base Salary
Jayson Rieger	40%	40%
Christopher G. Hayes	45%	45%
Gary Goldenberg(1)	—	40%
Ted White(2)	—	60%
Joe Bonaccorso(3)	—	40%

(1)	Dr. Goldenberg’s employment with us terminated in March 2025.
(2)	Mr. White’s employment with us terminated in November 2024.
(3)	Mr. Bonaccorso’s employment with us terminated in August 2024.

To reinforce the importance of integrated and collaborative leadership, our executives’ bonuses have historically been solely based on company performance, and we did not include an individual performance component. For 2024, the corporate performance goals consisted of clinical development, compliance, regulatory and financial objectives. For 2024, our Compensation Committee determined that the corporate performance goals had been achieved at a 25% level in the aggregate and exercised its discretion not to pay cash bonuses for 2024 corporate performance.

In addition, for 2025, the Compensation Committee approved a cash incentive program pursuant to which our executive officers have aggregate cash bonus opportunities as detailed below, which can be earned based on the achievement of specified sales metrics and financial milestones during the year ending December 31, 2025. The cash bonus applicable to a specified milestone will be paid during the next regularly scheduled payroll following the achievement of such milestone, subject to the executive officer’s continued service to us on the date such milestone is achieved.

Name	Maximum Aggregate Payment under 2025 Cash Incentive Program
Jayson Rieger	$175,000
Christopher G. Hayes	$100,000
John J. Kirby	$100,000
David Zawitz	$100,000

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

In connection with its annual compensation review, our Compensation Committee granted options to purchase shares of our common stock to certain of our named executive officers, as detailed below, on March 14, 2025:

Name	Number Of Shares Underlying Option Grant	Exercise Price Per Share	Vesting Schedule
Jayson Rieger	850,000	$0.89	(1)
Christopher G. Hayes	250,000	$0.89	(2)

(1)

1/8th of the total shares subject to the option shall vest on September 14, 2025, and 1/48th of the total shares subject to the option shall vest each month thereafter on the same day of the month, subject to the officer’s service as of each such date.

(2)	50% of the total shares subject to the option vest on March 14, 2026 and 50% of the total shares subject to the option vest on March 14, 2027, subject to the officer’s service as of each such date.

For additional information about equity grants made historically to our named executive officers, please see “—Outstanding Equity Awards as of December 31, 2024” above.

Employment Arrangements and Potential Payments upon Termination of Employment or Change in Control

We have entered into employment agreements with each of our current named executive officers.

Dr. Rieger

We entered into an offer letter with Dr. Rieger, our President and Chief Executive Officer, in November 2024. Under the terms of the agreement, Dr. Rieger was initially entitled to receive an annual base salary of $300,000 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors’ assessment of Dr. Rieger’s performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. Dr. Rieger also entered into an employee confidential information, inventions, non-solicitation and non-competition agreement with us.

Pursuant to the terms of his employment agreement, Dr. Rieger’s employment is at will and may be terminated at any time by us or Dr. Rieger. In the event that Dr. Rieger’s employment is terminated by us without cause or by Dr. Rieger for good reason within the 12 month period immediately following a Change in Control (as defined in the 2024 Inducement Plan), then all unvested shares subject to the option granted to Dr. Rieger on November 6, 2024 will vest in full and be deemed vested and exercisable as of the date of such Change in Control provided that Dr. Rieger timely executes and allows to become effective a separation agreement containing a release of claims in favor of us and other customary provisions in a form presented by us.

Mr. Hayes

We entered into an employment agreement with Mr. Hayes, our Chief Legal Officer, in August 2020. Under the terms of the agreement, Mr. Hayes was initially entitled to receive an annual base salary of $355,000 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors’ assessment of Mr. Hayes’s performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. Mr. Hayes also entered into an employee confidential information, inventions, non-solicitation and non-competition agreement with us.

Pursuant to the terms of his employment agreement, Mr. Hayes’s employment is at will and may be terminated at any time by us or Mr. Hayes. If Mr. Hayes’s employment is terminated by us without cause or by Mr. Hayes for good reason, then Mr. Hayes would be eligible to receive severance benefits. The length of severance benefits that Mr. Hayes would receive depends on whether or not he is terminated in connection with a change in control.

If Mr. Hayes is terminated by us without cause or if Mr. Hayes resigns with good reason, then Mr. Hayes would be entitled to 12 months of the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for the applicable severance period; and

•	payment or reimbursement of continued health coverage for Mr. Hayes and his dependents under COBRA for 12 months.

If Mr. Hayes’s employment is terminated by us without cause or if Mr. Hayes resigns with good reason, in either case within 12 months following or 1 month prior to the effective date of a change in control, then Mr. Hayes would be entitled to the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for 12 months;

•	payment of a cash severance benefit equal to Mr. Hayes’s annual bonus at the target percentage for the year in which the termination occurs;

•	payment or reimbursement of continued health coverage for Mr. Hayes and his dependents under COBRA for 12 months; and

•	all equity awards held by Mr. Hayes will automatically vest.

Dr. Goldenberg

In connection with his resignation from employment as our Chief Medical Officer, on February 27, 2025, we entered into a Release Agreement with Dr. Goldenberg effective as of March 3, 2025, which contains (i) a release of claims against us and (ii) the following separation benefits: (a) payment of his then current base salary in accordance with normal payroll procedures for six months and (b) if elected, payment of continued health coverage for Dr. Goldenberg and his dependents under COBRA for up to 12 months. We also entered into a Consulting Agreement with Dr. Goldenberg, pursuant to which Dr. Goldenberg will provide consulting services to us from time to time. Notwithstanding such service under the Consulting Agreement, the equity awards he held ceased to vest as of March 3, 2025.

Mr. White

In connection with his resignation from employment as our President and Chief Executive Officer, on November 4, 2024, we entered into a Release Agreement with Mr. White effective as of November 5, 2024, which contains (i) a release of claims against us and (ii) the following separation benefits: (a) payment of his current base salary in accordance with normal payroll procedures for 12 months and (b) if elected, payment of continued health coverage for Mr. White and his dependents under COBRA for up to 12 months.

Mr. Bonaccorso

In connection with his resignation from employment as our Chief Commercial Officer, on August 30, 2024, we entered into a Release Agreement with Mr. Bonaccorso, which contains (i) a release of claims against us and (ii) the following separation benefits: (a) payment of his then current base salary in accordance with normal payroll procedures for 12 months and (b) if elected, payment of continued health coverage for Mr. Bonaccorso and his dependents under COBRA for up to 12 months. We also entered into a Consulting Agreement with Mr. Bonaccorso. The Consulting Agreement was terminated effective October 21, 2024.

Retirement Benefits and Other Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2024 other than our 401(k) plan described below. Our named executive officers were eligible to participate in our employee benefits, including health insurance and group life insurance benefits, on the same basis as our other employees. We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Code, which our named executive officers are eligible to participate in on the same basis as our other employees. Participants may elect to make both pre- and post-tax contributions to their accounts in the 401(k) plan, and we match 100% of those contributions up to 4% of employee deferral. We generally do not provide perquisites or personal benefits, and we did not provide any perquisites or personal benefits to our named executive officers in 2024 other than those provided to all employees.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street
Reform
and
Consumer
Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between the
SEC-defined
“compensation actually paid” to our named executive officers (“NEOs”) and certain of our financial performance metrics during the fiscal years listed below. For the most recently completed fiscal year, we did not use any “financial performance measures” as defined Item 402(v) of Regulation
S-K
to link compensation paid to our NEOs. Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation
S-K.
For further information regarding our compensation philosophy and how we seek to align executive compensation with our performance, refer to “Executive Compensation.” The disclosure included in this section is prescribed by SEC rules and does not necessarily reflect value actually received or realized by the NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance.

Year	Summary Compensation Table Total for PEO – Ted White ($) (1)	Compensation actually paid to PEO – Ted White ($) (2)	Summary Compensation Table Total for PEO – Jayson Rieger ($) (3)	Compensation actually paid to PEO – Jayson Rieger ($) (4)	Average Summary Compensation Table Total for NON-PEO NEOs ($) (5)	Average Compensation actually paid to Non-PEO NEOs ($) (6)	Value of initial fixed $100 investment based on total shareholder return (TSR) ($) (7)	Net Loss (in millions) ($) (8)
2024	2,594,382	(467,917)	1,236,225	1,061,427	1,192,879	(1,732)	7.64	(76.6)
2023	3,504,847	4,638,908	—	—	2,329,573	2,806,409	79.91	(67.0)
2022	1,935,833	(798,654)	—	—	987,849	(153,491)	30.02	(24.5)

(1)
The dollar amounts reported are the amounts of total compensation reported for Ted White (our former Chief Executive Officer (“PEO1”)) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation–Summary Compensation Table.”

(2)
The dollar amounts reported represent the amount of “compensation actually paid” to Mr. White as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. White’s total compensation for each year to determine the compensation actually paid:

Year	Total Compensation from Summary Compensation Table total ($)	Adjustment for Grant Date Values in the Summary Compensation Table ($)	Year-End Fair Value of Unvested Awards Granted in the Current Year ($)	Year-over- Year Difference of Year- End Fair Values for Unvested Awards Granted in Prior Years ($)	Fair Values at Vest Date for Awards Granted and Vested in Current Year ($)	Difference in Fair Values between Prior Year-End Fair Values and Vest-Date fair Values for Awards Granted in Prior Years ($)	Prior year-end fair values for awards granted in prior years that failed to meet vesting conditions ($)	Total Adjustments for Equity Awards ($)	Compensation Actually Paid ($)
2024	2,594,382	(1,395,918)	—	—	—	(639,051)	(1,027,330)	(3,062,299)	(467,917)
2023	3,504,847	(2,589,968)	1,736,665	884,677	327,000	775,687	—	1,134,061	4,638,908
2022	1,935,833	(1,163,066)	275,571	(1,525,788)	—	(321,204)	—	(2,734,487)	(798,654)

(3)
The dollar amounts reported are the amounts of total compensation reported for Jayson Rieger (our current Chief Executive Officer (“PEO2”)) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation–Summary Compensation Table.”

(4)
The dollar amounts reported represent the amount of “compensation actually paid” to
Dr. Rieger
as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Dr. Rieger’s total compensation for each year to determine the compensation actually paid:

Year	Total Compensation from Summary Compensation Table total ($)	Adjustment for Grant Date Values in the Summary Compensation Table ($)	Year-End Fair Value of Unvested Awards Granted in the Current Year ($)	Year-over- Year Difference of Year-End Fair Values for Unvested Awards Granted in Prior Years ($)	Fair Values at Vest Date for Awards Granted and Vested in Current Year ($)	Difference in Fair Values between Prior Year-End Fair Values and Vest-Date fair Values for Awards Granted in Prior Years ($)	Prior year-end fair values for awards granted in prior years that failed to meet vesting conditions ($)	Total Adjustments for Equity Awards ($)	Compensation Actually Paid ($)
2024	1,236,225	(1,187,744)	1,012,946	—	—	—	—	(174,798)	1,061,427
2023	—	—	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—	—	—

(5)
The dollar amounts reported represent the average of the amounts reported for the NEOs as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding the PEO) included for purposes of calculating the average amounts are, Christopher Hayes, Joe Bonaccorso and Gary Goldenberg for 2024, Christopher Hayes and Joe Bonaccorso for 2023 and Gary Goldenberg and Joe Bonaccorso for 2022.

(6)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of
Regulation S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO) for each year to determine the compensation actually paid.

Year	Total Compensation from Summary Compensation Table total ($)	Adjustment for Grant Date Values in the Summary Compensation Table ($)	Year-End Fair Value of Unvested Awards Granted in the Current Year ($)	Year-over- Year Difference of Year-End Fair Values for Unvested Awards Granted in Prior Years ($)	Fair Values at Vest Date for Awards Granted and Vested in Current Year ($)	Difference in Fair Values between Prior Year-End Fair Values and Vest-Date fair Values for Awards Granted in Prior Years ($)	Prior year-end fair values for awards granted in prior years that failed to meet vesting conditions ($)	Total Adjustments for Equity Awards ($)	Compensation Actually Paid ($)
2024	1,192,879	(559,772)	46,357	(165,517)	—	(371,986)	(143,693)	(1,194,611)	(1,732)
2023	2,329,573	(1,708,194)	1,047,596	437,433	299,750	400,251	—	476,836	2,806,409
2022	987,849	(436,149)	51,669	(680,104)	—	(76,756)	—	(1,141,340)	(153,491)

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.

(8)	The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above in “Executive Compensation” our executive compensation program reflects a performance-driven compensation philosophy. While we utilize several performance measures to align executive compensation with company performance, those company performance measures are not financial performance measures and are therefore not presented in the
Pay
Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore does not specifically align company performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
Compensation Actually Paid and Net Loss
YCANTH, our first approved product, was approved by the U.S. Food and Drug Administration in July 2023. Accordingly, we did not generate substantial revenue from YCANTH during the periods presented. Because the majority of the revenue we recognized during the periods presented was associated with upfront and milestone payments under our license agreements, we do not use net loss as a performance measure in our executive compensation program, and we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented. The chart below illustrates the relationship of the compensation actually paid for our PEOs and non-PEO
NEOs, as calculated pursuant to SEC rules, to our net loss over the three years presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually
paid
to our PEOs and our
non-PEO
NEOs, as calculated pursuant to SEC rules, to our cumulative TSR over the three years presented in the Pay Versus Performance table.

All information
provided
above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned for service on our Board of Directors during the year ended December 31, 2024 by our directors who were not also our employees. Jayson Rieger, our President and Chief Executive Officer is also a member of our Board of Directors but did not receive any additional compensation for his service as a director. Dr. Rieger’s compensation as an executive officer is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Paul B. Manning	—	—	—
Mark Prygocki	70,000	131,900	201,900
Sean Stalfort	—	—	—
Diem Nguyen	40,000	131,900	171,900
Lawrence Eichenfield	60,000	131,900	191,900
Craig Ballaron(3)	48,750	131,900	180,650

(1)

The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2024, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(2)

As of December 31, 2024, Mr. Prygocki, Dr. Nguyen, Dr. Eichenfield and Mr. Ballaron held options to purchase 78,047 shares, 66,379 shares, 68,379 and 57,213 shares of our common stock, respectively. None of our other non-employee directors held options to purchase shares of our common stock as of December 31, 2024. None of our non-employee directors held stock awards as of December 31, 2024.

(3)

Mr. Ballaron resigned as a director effective October 2, 2024. The fees earned or paid in cash shown includes prorated amounts he received for service as a director for the year ended December 31, 2024.

Non-Employee Director Compensation Policy

Our Board of Directors adopted a non-employee director compensation policy that became effective in June 2018 in connection with our initial public offering. Our Board of Directors most recently amended the policy in February 2024. Pursuant to our policy, each of our directors who is not an employee of our company or affiliated with an entity that beneficially owns 5% or more of our outstanding shares of common stock are eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors. Mr. Prygocki, Dr. Nguyen, Dr. Eichenfield and Dr. Corcoran are eligible directors.

Each eligible director receives an annual cash retainer of $40,000 for serving on our Board of Directors. The chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board is entitled an additional annual cash retainer of $20,000, $15,000 and $10,000, respectively. The members of each of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors, who are not the chairpersons of such committees, are entitled an additional annual cash retainer of $5,000. All annual cash compensation amounts will be payable in equal quarterly installments in advance within the first 30 days of each quarter in which the service will occur.

In addition, each new eligible director who joins our Board of Directors will be granted a non-statutory stock option to purchase 17,502 shares of common stock under our 2018 Plan, with one-third of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in 24 equal monthly installments thereafter, subject to continued service as a director through the applicable vesting date.

On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our company following the meeting will be granted a non-statutory stock option to purchase 20,000 shares of our common stock under our 2018 Plan, vesting in 12 equal monthly installments following the grant date and in any event will be fully vested on the date of the next annual meeting of our stockholders, subject to continued service as a director though the applicable vesting date.

Each option awarded to eligible directors under the non-employee director compensation policy, as amended, is subject to accelerated vesting upon a Change in Control (as defined in the 2018 Plan). The exercise price per share of each stock option granted under the non-employee director compensation policy is equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant. Each stock option has a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us (provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be 12 months from the date of termination).

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS

From time to time, we grant stock options to our employees, including our named executive officers. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of our stockholders, respectively, pursuant to our non-employee director compensation policy, as further described under the heading, “Non-Employee Director Compensation—Narrative to Director Compensation Table” above. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information about us when determining the timing of stock option grants and does not seek to time the award of stock options in relation to our public disclosure of material nonpublic information. We have not timed the release of material nonpublic information for the purpose of affecting the value of executive compensation.

The following table is being provided pursuant to Item 402(x)(2) of Regulation S-K:

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award (s)	Grant Date Fair Value of the Award ($)(1)

Percentage Change in
the Closing Market Price
of the Securities
Underlying the Award
Between the Trading Day
Ending Immediately
Prior to the Disclosure of
Material Nonpublic
Information and the
Trading Day Beginning
Immediately Following
the Disclosure of
Material Nonpublic

Information

Jayson Rieger	11/06/2024	2,000,000	0.7463	1,187,744	(47.81%)(2)
Christopher G. Hayes	10/09/2024	50,000	1.28	50,500	0%(3)

(1)

The amounts reflect the full grant date fair value, computed in accordance with ASC Topic 718. Consistent with the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)

We filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 pre-market on November 5, 2024. The closing stock price per share of our common stock on November 4, 2024 and November 6, 2024 was $1.43 and $0.7463, respectively.

(3)	We filed a Current Report on Form 8-K after market close on October 8, 2024. The closing stock price per share of our common on each of October 8, 2024 and October 9, 2024 was $1.28.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2024:

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted- average exercise price of outstanding options, warrants and rights(b) ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	5,439,887	(1)	5.35	(2)	4,193,089	(3)
Equity compensation plans not approved by security holders(4)	2,950,000		0.81		1,550,000
Total	8,389,887		4.72		5,743,089

(1)	Consists of shares underlying options and restricted stock units granted pursuant to our 2013 Plan and 2018 Plan.
(2)

The weighted-average exercise price includes 384,267 shares included in column a that are issuable upon vesting of restricted stock units which have no exercise price. The weighted average exercise price of the outstanding options was $5.76 per share as of December 31, 2024.

(3)

Consists of shares available under the 2018 Plan as of December 31, 2024. On January 1 of each year, the number of shares reserved under the 2018 Plan is automatically increased by 4% of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our Board of Directors. An additional 3,761,200 shares were added to the number of available shares under the 2018 Plan, effective January 1, 2025.

(4)	Represents securities underlying our 2024 Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

Certain Related Party Transactions

The following is a summary of transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of our common stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation Table.”

Clinical Service Agreement with Clinical Enrollment LLC

On September 8, 2022, we entered into a clinical service agreement (the “Clinical Service Agreement”) with Clinical Enrollment LLC (“Clinical Enrollment”), which is controlled by Bryan Manning, the son of Paul B. Manning, the current chair of our Board of Directors and, together with certain affiliates, our largest stockholder. Pursuant to the Clinical Service Agreement, Clinical Enrollment provides recruiting support services for our clinical trial of VP-315. Since January 1, 2023, we paid Clinical Enrollment an aggregate of $445,500 in fees pursuant to the Clinical Service Agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Verrica Pharmaceuticals Inc., Attn: Secretary, 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380 or call our office at 484-453-3300 to speak with our Investor Relations department. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Christopher G. Hayes

Christopher G. Hayes

Secretary

Dated: April 22, 2025

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Corporate Secretary, Verrica Pharmaceuticals Inc., 44 Gay St., Suite 400, West Chester, Pennsylvania 19380.

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

VERRICA PHARMACEUTICALS INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Verrica Pharmaceuticals Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.

The name of this Corporation is Verrica Pharmaceuticals Inc. The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was July 3, 2013.

2.

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Sections 141 and 242 of the General Corporation Law proposing this amendment of the Corporation’s Amended and Restated Certificate of Incorporation and declaring the advisability of this amendment of the Amended and Restated Certificate of Incorporation, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation be amended by inserting into Article IV immediately following Section C the following:

D. Effective as of the effective time of [5:00] p.m., Eastern Time, on [Date] (the “Effective Time”), each [ten (10) / eleven (11) / twelve (12) / thirteen (13) / fourteen (14) / fifteen (15) / sixteen (16) / seventeen (17) / eighteen (18) / nineteen (19) / twenty (20) / twenty-one (21) / twenty-two (22) / twenty-three (23) / twenty-four (24) / twenty-five (25) / twenty-six (26) / twenty-seven (27) / twenty-eight (28) / twenty-nine (29) / thirty (30)](1) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock or the authorized number of shares of Common Stock (the “Reverse Split”); provided, however, that no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on the Nasdaq Global Market during regular trading hours for the five (5) consecutive trading days immediately preceding the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

3.

Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at an annual meeting of the stockholders of the Corporation, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

(1)

These amendments approve the combination of any whole number of shares of Common Stock between and including ten (10) and thirty (30) into one (1) share of Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this      day of      20__.

VERRICA PHARMACEUTICALS INC.

By:
Name:
Title:

VERRICA PHARMACEUTICALS INC. 44 W. GAY STREET, SUITE 400 WEST CHESTER, PA 19380 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V71987-P31235 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VERRICA PHARMACEUTICALS INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR All of the following: 1. Election of Directors Nominees: 01) Gavin Corcoran 02) Diem Nguyen 03) Sean Stalfort To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends that you vote FOR the following proposals: For Against Abstain 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement. 3. Ratification of the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025. 4. Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from 1-for-10 to 1-for-30, inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors, in its sole discretion, prior to the date of the 2026 Annual Meeting of Stockholders. NOTE: Such other business as may properly come before the meeting, including any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V71988-P31235 VERRICA PHARMACEUTICALS INC. Annual Meeting of Stockholders June 5, 2025 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jayson Rieger and John J. Kirby, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VERRICA PHARMACEUTICALS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET on June 5, 2025, at the Company’s headquarters, located at 44 W. Gay St., Suite 400, West Chester, PA 19380, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side